UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2008

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Employment Agreements

On November 19, 2008, the Compensation Committee (the “Committee”) of our Board of Directors (“Board”) approved amendments to our employment agreements with Logan W. Kruger, President and Chief Executive Officer; Michael A. Bless, Executive Vice President and Chief Financial Officer; Wayne R. Hale, Executive Vice President and Chief Operating Officer, and Robert R. Nielsen, Executive Vice President, General Counsel and Secretary (the “Employment Amendments”), to conform the employment agreements with Section 409A of the Internal Revenue Code of 1986, as amended (“409A”), and to make certain other administrative changes.  The Employment Amendments, among other 409A related changes, require that any amounts payable to each officer by reason of his termination of employment that are determined to constitute payments of “nonqualified deferred compensation,” as that term is used for purposes of 409A, shall be payable, together with interest thereon, on the first business day following the six-month anniversary of his termination of employment (the “Six-Month Deferment”).

Severance Protection Agreements

On November 19, 2008, the Committee approved amendments to the severance protection agreements which cover our officers, including each of our named executive officers (the “Severance Amendments”), to conform the severance protection agreements with 409A and to make certain other administrative changes.  The Severance Amendments, among other 409A related changes, provide for the Six-Month Deferment and, for our officers that have employment agreements, require that the executive receive any severance at the same time and in the same form as required under the executive’s employment agreement in lieu of single lump sum severance payments under certain circumstances.  In addition, the Severance Amendments modified the definition of “Change in Control” to remove a restriction that excluded from the definition of “Voting Securities” any securities purchased directly from Century and added a covenant on the part of the executive to maintain the confidentiality of information the executive received in the course of his employment.  All other provisions of the severance protection agreements remain substantially the same.  With the exception of the addition of interest payable on any deferred amount, none of the changes will increase the aggregate payments to our officers under the severance protection agreements.

Supplemental Retirement Income Benefit (SERB)

On November 19, 2008, the Committee approved an amendment to our SERB, to conform the SERB with 409A, and to conform the definition of “Change in Control” in the SERB to the definition of “Change in Control” described above and contained in the severance protection agreements.  In addition, the SERB was amended to provide that benefits under the SERB would commence at age 62 or, if later, upon the termination of employment or disability.

The foregoing descriptions of the Employment Amendments, Severance Amendments and SERB amendments are qualified by reference to the full text of such amended agreements, which will be included as exhibits to our Annual Report on Form 10-K for the year-ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	November 24, 2008	By:	/s/ William J. Leatherberry
Name: William J. Leatherberry
Title: Vice President, Assistant General Counsel and Assistant Secretary